                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                MB-MidCity, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    Maryland                                36-4460265
--------------------------------------------------------------------------------
     (State of incorporation or organization)          (I.R.S. Employer
                                                       Identification No.)


   1200 North Ashland Avenue, Chicago, Illinois                60622
--------------------------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act.


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's common stock is set forth under "Description of Capital Stock of the New Company" and "Comparison of Stockholder Rights (with respect to the "new company" referred to therein)," contained in the joint proxy statement-prospectus filed by the Registrant with the Securities and Exchange Commission on October 9, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is incorporated herein by reference.


ITEM 2. EXHIBITS.

     1. Form of Articles of Amendment and Restatement of the Registrant's Charter (included as Appendix F to the joint proxy statement-prospectus filed by the Registrant with the Securities and Exchange Commission on October 9, 2001 and incorporated herein by reference).

     2. Form of the Registrant's Amended and Restated Bylaws (included as Appendix G to the joint proxy statement-prospectus filed by the Registrant with the Securities and Exchange Commission on October 9, 2001 and incorporated herein by reference).

     3. Form of the Registrant's specimen common stock certificate (filed as Exhibit 4.1 to Amendment No. One to the Registrant's Registration Statement on Form S-4 (Registration Number 333-64584) and incorporated herein by reference).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MB-MIDCITY, INC.


Date: October 9, 2001                   By:  /s/ Jill E. York
                                            -----------------------------------
                                             Jill E. York
                                             Vice President, Treasurer and
                                             Chief Financial Officer